                                                                   Exhibit 4.5

                                PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as of September 29, 1995, made by MORTGAGE AND REALTY TRUST, a real estate investment trust formed under the laws of Maryland (the "Issuer"), in favor of WILMINGTON TRUST COMPANY, as collateral agent for the trustee and the holders under the Amended and Restated Indenture referred to below (in such capacity, the "Collateral Agent").


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Issuer has entered into the Amended and Restated Indenture, dated as of September 29, 1995, with Wilmington Trust Company, as trustee (said Amended and Restated Indenture, as it may be amended or otherwise modified from time to time, being the "Indenture" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

          WHEREAS, the Issuer is the legal and beneficial owner of the shares of capital stock described in Schedule I hereto and issued by the issuers named therein (the "Pledged Shares"); and

          WHEREAS, it is a condition precedent under the Plan of Reorganization in the Chapter 11 case of the Issuer that the Issuer shall have made the pledge contemplated by this Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the Issuer hereby agrees with the Collateral Agent on behalf and for the benefit of the Holders as follows:

          SECTION 1. PLEDGE. The Issuer hereby pledges to the Collateral Agent on behalf and for the benefit of the Holders, and grants to the Collateral Agent on behalf and for the benefit of the Holders a security interest in, the following (the "Pledged Collateral"):

               (i)  all of the Pledged Shares;

               (ii) all additional shares of stock or other securities of any issuer of the Pledged Shares from time to time acquired by the Issuer in any manner and all shares of stock or other securities of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a corporate Subsidiary of the Issuer (any such shares being "Additional Shares");

               (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and

               (iv) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures and the Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Obligations of the Issuer under the Indenture and the Notes, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise (the "Secured Obligations").

          SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to the Issuer, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. The Issuer makes the following representations:

          (a) The Pledged Shares (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) constitute 100% of the issued and outstanding shares of stock of the respective issuers thereof.

          (b) The Issuer is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the Lien created by this Agreement and the other Collateral Documents.

          (c) The pledge and delivery of the Pledged Shares pursuant to this Agreement (and the filing of Uniform Commercial Code ("UCC") financing statements with respect to the Pledged Shares) will create a valid and perfected security interest in the Pledged Collateral, in favor of the Collateral Agent on behalf and for the benefit of the Holders securing the payment of all of the Obligations of the Issuer under the Indenture and the Notes.

          (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for the pledge by the Issuer of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Issuer, except for the filing of UCC financing statements with respect to the Pledged Collateral.

          (e) The issuers listed on Schedule I are the only corporate Subsidiaries of the Issuer.

          SECTION 5. FURTHER ASSURANCES, ETC. (a) The Issuer agrees that at any time and from time to time, at the cost and expense of the Issuer, the Issuer will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) The Issuer agrees to defend the title to the Pledged Collateral and the Lien thereon of the Collateral Agent against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Obligations of the Issuer under the Indenture and the Notes.

          SECTION 6.  VOTING RIGHTS; DIVIDENDS; ETC.

          (a) As long as no Default or Event of Default shall have occurred and be continuing (or, in the case of subsection (a)(i) of this Section 6, as long as no notice thereof shall have been given by the Collateral Agent to the Issuer):

               (i) The Issuer shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, any other Collateral Document or the Indenture.

              (ii) The Issuer shall be entitled to receive and retain any and all dividends in respect of the Pledged Collateral, other than any and all

                    (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                    (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Additional Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                    (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

          all of which shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by the Issuer, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Issuer, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

             (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Issuer all such proxies and other instruments as the Issuer may reasonably request for the purpose of enabling the Issuer to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

               (i) Upon notice by the Collateral Agent to the Issuer, all rights of the Issuer to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
          Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

              (ii) All rights of the Issuer to receive the dividends which it would otherwise be authorized to receive and retain pursuant to
          Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

             (iii) All dividends which are received by the Issuer contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Issuer and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

              (iv) The Issuer shall, if necessary to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under
          Section 6(b)(ii) above, execute and deliver to the Collateral Agent, from time to time and upon written notice of the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request. The foregoing shall not in any way limit the Collateral Agent's power and authority granted pursuant to Section 8 hereof.

          SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) The Issuer agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created pursuant to this Agreement.

          (b) The Issuer agrees that it will (i) cause each issuer of the Pledged Shares not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Shares, except, with the written consent of the Required Holders, to the Issuer, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Shares, and (iii) promptly (and in any event within three Business Days) deliver to the Collateral Agent a Pledge Amendment, duly executed by the Issuer, in substantially the form of Schedule II hereto (a

"Pledge Amendment"), in respect of the Additional Shares, together with all certificates or other instruments representing or evidencing the same. The Issuer hereby (i) authorizes the Collateral Agent to attach each Pledge Amendment to this Pledge Agreement, (ii) agrees that all Additional Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Shares, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Section 4 hereof with respect to such Pledged Collateral.

          SECTION 8.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT AND PROXY.
The Issuer hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Issuer representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. The Issuer hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full.

          SECTION 9. COLLATERAL AGENT MAY PERFORM. If the Issuer fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Issuer under
Section 12 hereof and constitute Secured Obligations secured hereby.

          SECTION 10. REASONABLE CARE. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that neither the Collateral Agent nor any Holder shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any Holder has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          SECTION 11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Collateral Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Issuer hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (b) If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section 11, the Issuer agrees that, upon request of the Collateral Agent, the Issuer will, at its own cost and expense:

               (i) execute and deliver, and use its best efforts to cause each issuer of the Pledged Shares and its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Shares under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable thereto;

              (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent;

             (iii) make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of section 11(a) of the Securities Act; and

              (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Issuer further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent or the Holders by reason of the failure by the Issuer to perform any of the covenants contained in this
Section 11 and, consequently, agrees that, if the Issuer shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Collateral Agent shall demand compliance with this Section.

          (c) The Issuer recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may, at its option, elect not to require the Issuer to register all or any part of the Pledged Collateral and may therefore be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distri-bution or resale thereof. The Issuer acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

          (d) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Issuer shall, from time to time, furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

          (e) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Collateral Agent in accordance with the provisions of Section 6.10 of the Indenture.

          SECTION 12. EXPENSES. The Issuer will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Collateral Agent's counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Collateral Agent and the Holders, or (iv) the failure by the Issuer to perform or observe any of the provisions hereof.

          SECTION 13. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of any provision of the Indenture, the Notes or any other Collateral Document or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Indenture, the Notes or any other Collateral Document;

             (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Secured Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

          SECTION 14. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Issuer herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Holders and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 15. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Issuer or the Collateral Agent, addressed to the Issuer or the Collateral Agent, as the case may be, at its address specified in the Indenture, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

          SECTION 16. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES OR OBLIGATIONS. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations of the Issuer under the Indenture and the Notes, (ii) be binding upon the Issuer, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of and be enforceable by the Collateral Agent and the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Holder may assign or otherwise transfer any Note held by it or Obligation of the Issuer under the Indenture and the Notes owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Holder herein or otherwise with respect to such Note or Obligations so transferred or assigned. Upon the payment in full of the Obligations of the Issuer under the Indenture and the Notes, the Issuer shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 17. GOVERNING LAW; SEVERABILITY; TERMS. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless otherwise defined herein or in the Indenture, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

          SECTION 18. WAIVER OF JURY TRIAL. The Issuer waives any right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other loan document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

          SECTION 19. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

          IN WITNESS WHEREOF, the Issuer has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                       MORTGAGE AND REALTY TRUST



                                       By: /s/ Daniel F. Hennessey
                                          ---------------------------
                                           Title: C.F.O.

Accepted and acknowledged:


WILMINGTON TRUST COMPANY,
 as Collateral Agent


By: /s/ Mary St. Amand
   --------------------------
    Title: Vice President

                                                                      SCHEDULE I


                                  PLEDGE AGREEMENT

     Attached to and forming a part of that certain Pledge Agreement, dated as of September 29, 1995, made by Mortgage and Realty Trust in favor of Wilmington Trust Company, as Collateral Agent.

                                                                                               Number
Stock Issuer                       Class of Stock     Stock Certificate No(s).    Par Value   of Shares
------------                       --------------     ------------------------    ---------   ---------
MRT West, Inc.                         Common                     2                No Par        1000
MRT Creekside, Inc.                    Common                     1                No Par        1000
MRT Newark, Inc.                       Common                     1                No Par        1000
MRT Santa Monica, Inc.                 Common                     1                $.01          1000
150 Rittenhouse Circle, Inc.           Common                     1                $1.00         1000

                                                                     SCHEDULE II


                                PLEDGE AMENDMENT

          This Pledge Amendment, dated _________ __, 1995, is delivered pursuant to Section 7 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of September 29, 1995, between the undersigned and Wilmington Trust Company, as Collateral Agent on behalf of and for the benefit of the Holders referred to therein and that the Additional Shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations of the undersigned. The terms defined in the Pledge Agreement or the Indenture are being used herein as therein defined.

                                       MORTGAGE AND REALTY TRUST



                                       By: ____________________________________
                                           Title:

                                               Stock                              Number
Issuer                Class of Stock      Certificate No(s).      Par Value      of Shares
------                --------------      ------------------      ---------      ---------




                             IRREVOCABLE STOCK POWER
                             -----------------------


          FOR VALUE RECEIVED, MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust, does hereby sell, assign and transfer unto___________________, One Thousand (1,000) Shares of the Common Stock, $1.00 par value, of 150 RITTENHOUSE CIRCLE, INC., a Maryland corporation ("Corporation"), standing in the name of MORTGAGE AND REALTY TRUST, on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________________

                              MORTGAGE AND REALTY TRUST


                              By:  /s/ DANIEL F. HENNESSEY
                                   ------------------------------
                                   Daniel F. Hennessey
                                   Treasurer and C.F.O.

                             IRREVOCABLE STOCK POWER
                             -----------------------


          FOR VALUE RECEIVED, MORTGAGE AND REALTY TRUST, a Maryland Real Estate Investment Trust, does hereby sell, assign and transfer unto___________________, One Thousand (1,000) Shares of the Common Stock, $0.01 par value, of MRT SANTA MONICA, INC., a California corporation ("Corporation"), standing in the name of MORTGAGE AND REALTY TRUST on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________________

                              MORTGAGE AND REALTY TRUST


                              By:  /s/ DANIEL F. HENNESSEY
                                   -----------------------------
                                   Daniel F. Hennessey
                                   Treasurer and C.F.O.

                             IRREVOCABLE STOCK POWER
                             -----------------------


          FOR VALUE RECEIVED, MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust, does hereby sell, assign and transfer unto___________________, One Thousand (1,000) Shares of the Common Stock, no par value, of MRT NEWARK, INC., a California corporation ("Corporation"), standing in the name of MORTGAGE AND REALTY TRUST on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint
__________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________________

                              MORTGAGE AND REALTY TRUST

                              By:  /s/ DANIEL F. HENNESSEY
                                   ------------------------------
                                   Daniel F. Hennessey
                                   Treasurer and C.F.O.

                             IRREVOCABLE STOCK POWER
                             -----------------------


          FOR VALUE RECEIVED, MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust, does hereby sell, assign and transfer unto___________________, One Thousand (1,000) Shares of the Common Stock, no par value, of MRT WEST, INC., a California corporation ("Corporation"), standing in the name of MORTGAGE AND REALTY TRUST on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint
___________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________________

                              MORTGAGE AND REALTY TRUST


                              By:  /s/ DANIEL F. HENNESSEY
                                   ---------------------------------
                                   Daniel F. Hennessey
                                   Treasurer and C.F.O.

                             IRREVOCABLE STOCK POWER
                             -----------------------


          FOR VALUE RECEIVED, MORTGAGE AND REALTY TRUST, a Maryland real estate investment trust, does hereby sell, assign and transfer unto___________________, One Thousand (1,000) Shares of the Common Stock, no par value, of MRT CREEKSIDE, INC., a California corporation ("Corporation"), standing in the name of MORTGAGE AND REALTY TRUST, on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint
___________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________________

                              MORTGAGE AND REALTY TRUST


                              By:  /s/ DANIEL F. HENNESSEY
                                   --------------------------------
                                   Daniel F. Hennessey
                                   Treasurer and C.F.O.